Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-225837) pertaining to the Essential Properties Realty Trust, Inc. 2018 Incentive Plan of our report dated February 27, 2019, with respect to the consolidated financial statements and schedules of Essential Properties Realty Trust, Inc. and Essential Properties Realty Trust, Inc. Predecessor included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

New York, New York

February 27, 2019